Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in the Registration Statement on Form S-1 Amendment No. 1 of Muliang Agritech, Inc. of our report dated April 16, 2019, relating to the audit of the consolidated financial statements of Muliang Agritech, Inc. (the “Company”) as of December 31, 2018 and for the year then ended.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
December 10, 2019	Certified Public Accountants